UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2013

ACADIA REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	1‑12002	23-2715194
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 288-8100

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On and effective November 12, 2013, the Board of Trustees of Acadia Realty Trust, referred to herein as the Company, amended and restated the Company’s Bylaws. The following is a summary of changes effected by adoption of the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

GENERAL

In addition to the amendments described below, the Amended and Restated Bylaws include certain changes to (1) clarify language, (2) enhance consistency with Maryland law and New York Stock Exchange listing requirements and (3) make various technical corrections and non-substantive changes. The Amended and Restated Bylaws are referred to herein as the amended Bylaws. The Bylaws as previously in effect are referred to herein as the former Bylaws.

ARTICLE II. MEETINGS OF SHAREHOLDERS.

Procedures for Calling and Holding Special Shareholders Meetings. The amended Bylaws clarify procedures for shareholders to call a special meeting of shareholders, including addressing issues relating to (a) delivery and contents of the initial notices from shareholders requesting a special meeting, (b) the fixing of a record date for determining shareholders entitled to request a special meeting and shareholders entitled to notice of and to vote at the meeting, (c) revocation of requests for special shareholders meetings and (d) verifying the validity of a shareholder request for a special meeting. The amended Bylaws also increased the threshold required for shareholders to request a special meeting from 40% to a majority of all the votes entitled to be cast at the meeting.

Notice of Shareholders Meetings. The amended Bylaws (a) provide for notice by electronic transmission, (b) provide for “householding” of notices, (c) provide that a minor irregularity in providing notice of a shareholders meeting will not affect the validity of the meeting and (d) clarify the power of the Company to postpone or cancel a meeting by making a public announcement.

Conduct of Shareholders Meetings. The amended Bylaws include a list of the powers of the chairman over the conduct of the meeting, including (a) determining when and for how long the polls should be opened and when the polls should be closed, (b) removing any person who refuses to comply with the meeting procedures and (c) complying with any state or local laws and regulations concerning safety and security.

Electronic Proxy Authorization. The amended Bylaws provide that proxies may be executed in any manner permitted by law.

Voting of Shares by Certain Holders. The amended Bylaws remove references to the closing of share transfer books, which are generally never used by a publicly-traded company.

Inspectors. The amended Bylaws clarify the responsibilities of the inspectors of election and retain for the chairman of the meeting the responsibility for determining the existence of a quorum and the results of shareholder votes.

Reports to Shareholders. The amended Bylaws provide details of the annual statement of affairs to track the relevant Maryland statutory provisions.

Advance Notice of Trustee Nominations and New Business Proposals from Shareholders. The amended Bylaws (a) expand the information required to be disclosed by the shareholder making the proposal, any proposed nominees for trustee and any persons controlling, or acting in concert with, such shareholder (collectively, the “Proponents”), including, among other items, (i) detailed information about each Proponent’s ownership interests in the Company, (ii) information regarding hedging activities of the Proponents and (iii) each Proponent’s investment strategy or objective and any related disclosure document the Proponent has provided to its investors and (b) establish procedures for the verification of information provided by the shareholder making the proposal.

Also, the amended Bylaws clarify the timing of the advance notice period to conform to the 120-day notice period under the Federal proxy rules, as interpreted by the Securities and Exchange Commission. With respect to annual meetings, the former Bylaws generally required advance notice of shareholder nominations for trustee and shareholder proposals 60 to 90 days prior to the first anniversary of the previous year’s annual meeting. The amended Bylaws require shareholders to notify the secretary of the Company of trustee nominations and other shareholder proposals not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
Regarding special meetings of shareholders, the former Bylaws generally required advance notice of shareholder nominations for trustee (if the Board of Trustees determined that trustees were to be elected at such special meeting) and shareholder proposals 60 to 90 days prior to the special meeting. The amended Bylaws require shareholders to notify the secretary of the Company of trustee nominations (if the Board of Trustees has determined that trustees will be elected at such special meeting) and other shareholder proposals not earlier than the 120th day and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting.
Shareholder Action Without a Meeting. The amended Bylaws permit unanimous shareholder consent via electronic transmission. The amended Bylaws also remove a requirement that, in connection with any shareholder action by unanimous consent, the Company obtain a waiver of any right to dissent from each shareholder entitled to notice of a meeting of shareholders but not entitled to vote at the meeting.

ARTICLE III. TRUSTEES.

Trustees Holding Over. The amended Bylaws clarify that in the case of failure to elect trustees, the trustees holding over shall continue to serve as trustees until their successors are elected and qualify.

Voting by Trustees. The amended Bylaws clarify that, if enough trustees have withdrawn from a duly constituted meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of the number of trustees necessary to constitute a quorum at the meeting is the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust of the Company or another provision of the amended Bylaws.

Organization of Board of Trustees Meetings. The amended Bylaws clarify the procedures for determining who will preside as chairman and secretary of meetings of the Board of Trustees.

Consent of Trustees in Lieu of a Board Meeting. The amended Bylaws permit the Board of Trustees to act by consent of not less than two-thirds of the trustees then in office, which consent may be transmitted electronically.

Vacancies on the Board. The amended Bylaws eliminate a reference to a minimum of three trustees, as the Declaration of Trust only requires two trustees. The amended Bylaws provide the Board of Trustees with the exclusive power to fill vacancies on the Board of Trustees.

Removal of Trustees. The amended Bylaws more closely track the language of the Declaration of Trust regarding removal of trustees.

Loss of Deposits and Surety Bonds. The amended Bylaws remove references to outdated provisions concerning loss of deposits and the giving of bonds by trustees.

Reliance. The amended Bylaws clarify that trustees and officers may rely on information prepared or presented by others whom the trustee or officer reasonably believes to be reliable and competent in the matters presented to more closely track certain related statutory provisions.

Ratification. The amended Bylaws clarify that, in general, the Board of Trustees or shareholders may ratify prior actions or inactions by the Company or its officers.

Interested Trustee Transactions. The amended Bylaws clarify that the safe-harbor provisions of Section 2-419 the Maryland General Corporation Law regarding the approval of interested trustee transactions are applicable to the Company.

Emergency Provisions. The amended Bylaws provide for procedural flexibility in the event of an emergency.

ARTICLE IV. COMMITTEES.

Consent of Committees of the Board in Lieu of a Committee Meeting. The amended Bylaws permit unanimous consents by committees of the Board of Trustees via electronic transmission.

ARTICLE V. OFFICERS.

Treasurer and Assistant Treasurers. The amended Bylaws remove references to outdated provisions concerning the giving of surety bonds by the treasurer and assistant treasurers.

ARTICLE VII. SHARES

Share Certificates. The amended Bylaws provide expressly that a shareholder is not entitled to a share certificate, unless otherwise determined by the Board of Trustees, and include other revisions consistent with the Direct Registration System eligibility requirements of the New York Stock Exchange.

Closing of Transfer Books or Fixing of Record Date. The amended Bylaws clarify that a meeting of shareholders may be adjourned or postponed to a date not more than 120 days after the original record date, without the need to set a new record date.

ARTICLE XII. INDEMNIFICATION AND ADVANCE OF EXPENSES.

The amended Bylaws clarify that subsequent amendments to the Bylaws do not alter a trustee’s or officer’s entitlement to indemnification and advance of expenses.

ARTICLE XIV. EXCLUSIVE FORUM FOR CERTAIN LITIGATION.

The amended Bylaws provide that, unless the Board of Trustees agrees otherwise, derivative claims, breach of trustee or officer duty claims, claims pursuant the Maryland REIT Law or the Maryland General Corporation Law or the Company’s Declaration of Trust and Bylaws and claims governed by the internal affairs doctrine be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).

ITEM 8.01. OTHER EVENTS.

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in the Company’s 2014 proxy statement and form of proxy. In accordance with Rule 14a-8, these proposals must be received by the Company no later than December 6, 2013. All such proposals must be submitted in writing to the Secretary of the Company at the following address: Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Secretary.

In addition, as a result of the amendment to the advance notice provisions described above under Item 5.03, if a shareholder desires to bring business (including trustee nominations) before the Company’s 2014 annual meeting, other than proposals presented under Rule 14a-8, the shareholder must provide written notice to the Secretary at the address noted in the preceding paragraph between November 6, 2013 and 5:00 p.m., Eastern Time, on December 6, 2013; provided, however, if the date of the 2014 annual meeting is advanced or delayed by more than 30 days from May 15, 2014 (the anniversary of the date of the 2013 annual meeting of shareholders), notice by a shareholder must be delivered not earlier than the 150th day prior to 2014 annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2014 annual meeting or the tenth day following the day on which public announcement of the date of 2014 annual meeting is first made. Shareholders are also advised to review the amended Bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.
The following exhibit is filed herewith:

EXHIBIT NO.        DESCRIPTION OF EXHIBITS

3.1	Amended and Restated Bylaws of Acadia Realty Trust, as adopted on November 12, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(registrant)

By: /s/ Jonathan Grisham
Name: Jonathan Grisham
Title: Sr. Vice President and Chief Financial Officer

Date: November 18, 2013

EXHIBIT INDEX

Exhibit Number Description

3.1    Amended and Restated Bylaws of Acadia Realty Trust.